Exhibit 99.3

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into by and between Biocept, Inc., a Delaware corporation (the “Company”), and Mark G. Foletta (“Executive”), and shall be effective as of August 18, 2015 (the “Effective Date”).

Whereas, the Company desires to employ Executive, and Executive desires to accept employment with the Company, on the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the mutual promises herein contained, the parties agree as follows:

1.Employment Period.  Executive’s employment hereunder shall commence on the Effective Date and shall continue until terminated pursuant to Section 4 below.

2.Services to Be Rendered.

(a)Duties and Responsibilities.  Executive shall serve as interim Chief Financial Officer of the Company (“CFO”).  In the performance of such duties, Executive shall report directly to the Chief Executive Officer of the Company (the “CEO”) and shall be subject to the direction of the CEO and to such limits upon Executive’s authority as the CEO may from time to time impose.  Executive’s primary place of work shall be the Company’s facility in San Diego, California, or such other location within San Diego County as may be designated by the CEO from time to time.  Executive shall also render services at such other places within or outside the United States as the CEO may direct from time to time.  Executive shall be subject to and comply with the policies and procedures generally applicable to senior executives of the Company to the extent the same are not inconsistent with any term of this Agreement.

(b)Exclusive Services.  Executive shall at all times faithfully, industriously and to the best of his ability, experience and talent perform to the satisfaction of the CEO and the Board of Directors of the Company (the “Board”) all of the duties that may be assigned to Executive hereunder and shall devote 75% of his productive time and efforts to the performance of such duties.  Subject to the terms of the Employee Proprietary Information and Inventions Agreement referred to in Section 5(b), this shall not preclude Executive from devoting time to the consulting activities set forth on Exhibit A, serving on the board of directors of the Company’s set forth on Exhibit A, and devoting time to personal and family investments or serving on community and civic boards, or participating in industry associations, provided such activities do not interfere with his duties to the Company, as determined in good faith by the Board.  Executive agrees that he will not join any additional boards, other than those set forth on Exhibit A or community and civic boards (which do not interfere with his or her duties to the Company), without the prior approval of the Board.

3.Compensation and Benefits.  The Company shall pay or provide, as the case may be, to Executive the compensation and other benefits and rights set forth in this Section 3.

(a)Base Salary.  As compensation for services as interim CFO, Executive will be paid a salary of $300,000 per year, which shall be payable, less any required payroll deductions and withholdings in regular periodic payments in accordance with the Company’s policy.  Executive’s base salary shall be subject to review annually by and at the sole discretion of the Compensation Committee of the Board.

(b)Bonuses.  The Executive will be eligible to participate in the Company’s annual cash incentive plan for its executives, at the sole discretion of the Board.

(c)Benefits.  Executive shall be entitled to participate in benefits under the Company’s benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and

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overall administration of such plans and arrangements.  The Company shall have the right to amend or delete any such benefit plan or arrangement made available by the Company to its senior executives and not otherwise specifically provided for herein.

(d)Expenses.  The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred in connection with the performance of his duties hereunder, subject to such policies as the Company may from time to time establish, and Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures.

(e)Paid Time Off.  Executive shall be entitled to such periods of paid time off (“PTO”) each year as provided under the Company’s PTO policy and as otherwise provided for senior executive officers; provided, that Executive will accrue PTO at a rate of at least 12 days per year.  Should Executive’s employment terminate for any reason, Executive shall be entitled to unpaid PTO as of the date of termination of this Agreement.  In addition to the foregoing, Executive shall be entitled to additional PTO as approved in advance in writing by either the Company’s Chief Executive Officer or the Chairman of the Board.

(f)Equity Plans.  Executive shall be entitled to participate in any equity or other employee benefit plan that is generally available to senior executive officers, as distinguished from general management, of the Company.  Except as otherwise provided in this Agreement, Executive’s participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.  As additional compensation, contingent and effective upon the commencement of Executive’s services to the Company, Executive will receive the following equity grant:

(i)Subject to approval of the Board or the Compensation Committee of the Board, the Company will grant to the Executive an option (the “Option”) under the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”) to purchase 50,000 shares of the Company’s Common Stock.  The Option will vest in full upon the earlier of (A) the Company’s employment of a full time CFO to replace the Executive as interim CFO and (B) six months from the commencement of Executive’s employment with the Company.  The Option will be subject to acceleration of vesting as set forth in the Plan, and shall have a post termination exercise period of one year.

(g)Indemnification; Insurance.  Executive will be a party to the Company’s Indemnification Agreement with all officers and directors of the Company and the D&O insurance policy which covers all officers and directors of the Company.

4.At-Will Employment; Termination.  The Company and Executive acknowledge that Executive’s employment is and shall continue to be at-will, as defined under applicable law, and that Executive’s employment with the Company may be terminated by either party at any time for any or no reason, with or without notice.  If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement.  Executive’s employment under this Agreement shall be terminated immediately on the death of Executive.

(a)Return of the Company’s Property.  If Executive’s employment is terminated for any reason, the Company shall have the right, at its option, to require Executive to vacate his offices prior to or on the effective date of termination and to cease all activities on the Company’s behalf.  Upon the termination of his employment in any manner, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company.  Executive shall deliver to the Company a signed statement certifying compliance with this Section 4(a).

5.Certain Covenants.

(a)Noncompetition.  Except as may otherwise be approved by the Board, during the term of Executive’s employment, Executive shall not have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any

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firm, corporation, partnership, proprietorship or other business that engages in any county, city or part thereof in the United States and/or any foreign country in a business which competes directly or indirectly (as determined by the Board) with the Company’s business in such county, city or part thereof, so long as the Company, or any successor in interest of the Company to the business and goodwill of the Company, remains engaged in such business in such county, city or part thereof or continues to solicit customers or potential customers therein; provided, however, that Executive may (i) own, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange if Executive (x) is not a controlling person of, or a member of a group which controls, such entity; or (y) does not, directly or indirectly, own 1% or more of any class of securities of any such entity, and (ii) receive and hold equity securities in connection with the board services set forth on Exhibit A and any other board services approved pursuant to the terms of this Agreement.

(b)Confidential Information.  Executive and the Company shall enter into the Company’s standard employee proprietary information and inventions agreement (the “Employee Proprietary Information and Inventions Agreement”).  Executive agrees to perform each and every obligation of Executive therein contained.

(c)Solicitation of Employees.  Executive shall not during the term of Executive’s employment (the “Restricted Period”), directly or indirectly, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or any of its affiliates.

(d)Solicitation of Consultants.  Executive shall not during the Restricted Period, directly or indirectly, hire, solicit or encourage to cease work with the Company or any of its affiliates any consultant then under contract with the Company or any of its affiliates within one year of the termination of such consultant’s engagement by the Company or any of its affiliates.

(e)Rights and Remedies Upon Breach.  If Executive breaches or threatens to commit a breach of any of the provisions of this Section 5 (the “Restrictive Covenants”), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

(i)Specific Performance.  The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company; and

(ii)Accounting and Indemnification.  The right and remedy to require Executive (i) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive or any associated party deriving such benefits as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys’ fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants.

(f)Severability of Covenants/Blue Pencilling.  If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.  If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.  Executive hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

(g)Enforceability in Jurisdictions.  The Company and Executive intend to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants.  If the courts of any one or more of such jurisdictions hold the Restrictive Covenants

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wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Executive that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

(h)Definitions.  For purposes of this Section 5, the term “Company” means not only Biocept, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Biocept, Inc.

6.Insurance.  The Company shall have the right to take out life, health, accident, “key-man” or other insurance covering Executive, in the name of the Company and at the Company’s expense in any amount deemed appropriate by the Company.  Executive shall assist the Company in obtaining such insurance, including, without limitation, submitting to any required examinations and providing information and data required by insurance companies.

7.Arbitration.  Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in San Diego, California, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.  Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.).  If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules.  Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party; provided, further, that the prevailing party shall be reimbursed for such fees, costs and expenses within 45 days following any such award, but in no event later than the last day of the Executive’s taxable year following the taxable year in which the fees, costs and expenses were incurred; provided, further, that the parties’ obligations pursuant to this sentence shall terminate on the 10th anniversary of the date of Executive’s termination of employment.  Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company.  This Section 7 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that Executive shall retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (i) claims for workers’ compensation, state disability insurance or unemployment insurance; (ii) claims for unpaid wages or waiting time penalties brought before the California Division of Labor Standards Enforcement; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Agreement; and (iii) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or the California Department of Fair Employment and Housing (or any similar agency in any applicable jurisdiction other than California); provided, further, that Executive shall not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits.  This Agreement shall not limit either party’s right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests pending the outcome of arbitration, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction.  Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration.  Both Executive and the Company expressly waive their right to a jury trial.

8.General Relationship.  Executive shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers’ compensation, industrial accident, labor and taxes.

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9.Miscellaneous.

(a)Modification; Prior Claims.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, including any offer letter between the Company and Executive, and may be modified only by a written instrument duly executed by each party.

(b)Assignment; Assumption by Successor.  The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company.  The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder.  As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(c)Survival.  The covenants, agreements, representations and warranties contained in or made in Sections 5, 7 and 9 of this Agreement shall survive any termination of Executive’s employment.

(d)Third-Party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(e)Waiver.  The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

(f)Section Headings.  The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

(g)Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt.  Notice shall be sent to Executive at the address listed on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing.

(h)Severability.  All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

(i)Governing Law and Venue.  This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.  Except as provided in Section 5 and 7, any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper.  Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

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(j)Non-transferability of Interest.  None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive.  Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

(k)Gender.  Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association.

(l)Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  Electronically delivered signatures shall be as effective as original signatures.

(m)Construction.  The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto.  Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

(n)Withholding and other Deductions.  All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

(Signature Page Follows)

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In Witness Whereof, the parties have executed this Agreement as of the date first set forth above.

BIOCEPT, INC.
By:	/s/ David F. Hale
Name:	David F. Hale
Title:	Chairman of the Board

EXECUTIVE
/s/ Mark G. Foletta
Print Name: Mark G. Foletta

Signature Page to Employment Agreement

Exhibit A

Consulting Services

None

Board Services

1.	AMN Healthcare Services, Inc. (NYSE:AHS) - Board member and member of the Audit Committee.

2.	Dexcom, Inc. (NASDAQ:DXCM) - Board member, Chairman of the Audit Committee and member of the Compensation Committee.

3.	Regulus Therapeutics, Inc. (NASDAQ:RGLS) - Board member, Chairman of the Audit Committee and member of the Nominating and Governance Committee.

4.	Viacyte, Inc. (private) - Board member and Chairman of the Audit Committee.

A-1.